                                                                     EXHIBIT 1.2

                             UNDERWRITING AGREEMENT
                                     (TERMS)

                             ----------------------

                                  $500,000,000

                              6.95% Notes due 2012

                             ----------------------


                                 April 23, 2002

HCA Inc.
One Park Plaza
Nashville, Tennessee 37203


Dear Sirs/Madams:

         The underwriters set forth below (the "Underwriters"), for which Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc. are acting as Managers (the "Managers"), understand that HCA Inc. (f/k/a HCA - The Healthcare Company, and previously Columbia/HCA Healthcare Corporation), a Delaware corporation (the "Company"), proposes to issue and sell $500,000,000 aggregate principal amount of its 6.95% Notes due 2012 (the "Offered Securities"). The Offered Securities will be issued pursuant to the provisions of an Indenture dated as of December 16, 1993, as supplemented (the "Indenture"), between the Company and The Bank of New York, as successor trustee (the "Trustee").

         Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the respective principal amounts of the Offered Securities set forth below opposite their names at a purchase price of 99.185% of the principal amount of the Offered Securities.

                                                                  Principal Amount
                                                                         of
                                                                 Offered Securities
                                                                 ------------------
         Deutsche Bank Securities Inc. ........................  $      175,000,000
         J.P. Morgan Securities Inc. ..........................         175,000,000
         Banc of America Securities LLC .......................          25,000,000
         Fleet Securities, Inc. ...............................          25,000,000
         Mizuho International plc .............................          25,000,000
         Scotia Capital (USA) Inc. ............................          25,000,000
         SunTrust Capital Markets, Inc. .......................          25,000,000
         BNY Capital Markets, Inc. ............................          12,500,000
         Wachovia Securities, Inc. ............................          12,500,000
                                                                 ------------------
                  Total........................................  $      500,000,000
                                                                 ==================


         The Underwriters will pay for the Offered Securities upon delivery thereof at the offices of Deutsche Bank Securities Inc. or through the facilities of the Depository Trust Company at 10:00 a.m. (New York time) on April 26, 2002 (the "Closing Date").

         The Offered Securities shall have the terms set forth in the Prospectus dated December 19, 2000, and the Prospectus Supplement dated April 23, 2002, including the following:

         Public Offering Price:            99.835% of principal amount

         Purchase Price:                   99.185% of principal amount

         Maturity Date:                    May 1, 2012

         Interest Rate:                    6.95%

         Interest Payment Dates:           May 1 and November 1 of each year,
                                           commencing November 1, 2002.
                                           Interest accrues from April 26, 2002.

         Redemption Provisions:            The Company may, at its option,
                                           redeem the Offered Securities at any
                                           time at the price described in the
                                           Prospectus Supplement.

         Current Ratings:                  Standard & Poor's Ratings Service -- BBB-
                                           Moody's Investors Service, Inc. -- Ba1

         All provisions contained in the document entitled Underwriting Agreement Standard Provisions (Debt Securities), dated as of January 23, 2001, a copy of which is attached hereto, are incorporated by reference in their entirety herein and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that (i) if any term defined in such document is otherwise defined herein, the definition set forth herein shall control, (ii) all references in such document to a type of security that is not an Offered Security shall not be deemed to be a part of this Agreement, and (iii) all references in such document to a type of agreement that has not been entered into in connection with the transactions contemplated hereby shall not be deemed to be a part of this Agreement.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         Please confirm your agreement by having an authorized officer sign a copy of this Underwriting Agreement in the space set forth below.

                                  Very truly yours,

                                  Acting on behalf of themselves and the several Underwriters named herein:

                                  By:  Deutsche Bank Securities Inc.


                                       By:      /s/ Christopher T. Whitman
                                                -------------------------------
                                       Name:        Christopher T. Whitman
                                                -------------------------------
                                       Title:       Managing Director
                                                -------------------------------


                                  By:  J.P. Morgan Securities Inc.


                                       By:      /s/ Jess C. Padilla
                                                -------------------------------
                                       Name:        Jess C. Padilla
                                                -------------------------------
                                       Title:       Vice President
                                                -------------------------------

Accepted:

HCA Inc.


By:      /s/ David G. Anderson
         ------------------------------------------------
Name:        David G. Anderson
         ------------------------------------------------
Title:       Senior Vice President--Finance and Treasurer
         ------------------------------------------------